As filed with the Securities and Exchange Commission on April 28, 2000

                                                      Registration No.  333-____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                            -----------------------

                             CHENIERE ENERGY, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                        1382                   95-4352386
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
   of incorporation)           Classification Code Number)   Identification No.)

                               Two Allen Center
                         1200 Smith Street, Suite 1740
                          Houston, Texas  77002-4312
                                (713) 659-1361
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             CHENIERE ENERGY, INC.
                      NONQUALIFIED STOCK OPTION AGREEMENT
                              FOR RON A. KRENZKE
                         ----------------------------

                               Don A. Turkleson
                            Chief Financial Officer
                             Cheniere Energy, Inc.
                               Two Allen Center
                         1200 Smith Street, Suite 1740
                          Houston, Texas  77002-4312
                                (713) 659-1361
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                         ---------------------------

                                    Copy to:

                              John B. Clutterbuck
                     Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                          Houston, Texas  77002-2778
                                 (713) 225-7000
                         ---------------------------

                        CALCULATION OF REGISTRATION FEE


     TITLE OF EACH CLASS             AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT
OF SECURITIES TO BE REGISTERED        TO BE         OFFERING PRICE         AGGREGATE              OF
                                REGISTERED/(1)/     PER SHARE/(1)/   OFFERING PRICE/(1)/   REGISTRATION FEE
=============================================================================================================
-------------------------------------------------------------------------------------------------------------
Common Price, par value          600,000 shares          $.563              $337,800              $89.18
$.003 per share
=============================================================================================================

  /(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information concerning the Nonqualified Stock Option Agreement of Cheniere Energy, Inc. (the "Agreement") required by Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (this "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Cheniere Energy, Inc., a Delaware corporation ("Cheniere"), maintains a file of such documents in accordance with the provisions of Rule 428. Upon request, Cheniere shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Commission are incorporated herein by reference and made a part hereof:

     (a) the Annual Report on Form 10-K of Cheniere Energy, Inc. for its fiscal year ended December 31, 1999, as amended;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) the description of Cheniere's Common Stock contained in the registration statement pursuant to which Cheniere's shares of Common Stock were registered under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by Cheniere pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Cheniere's Certificate of Incorporation and By-laws provide for indemnification of Cheniere's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware

General Corporation Law. Cheniere has also entered into agreements with its directors and officers that will require Cheniere, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, Cheniere carries director and officer liability insurance.

     The foregoing discussion of the Certificate of Incorporation and By-laws of Cheniere and of relevant provisions of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, By-laws, and statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


 EXHIBIT NO.                               DESCRIPTION AND LOCATION
-------------                             --------------------------

*4(a)(1)     Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc.
             ("Cheniere") (Exhibit 3.1 of Cheniere's Quarterly Report on Form 10-Q for the
             quarter ended June 30, 1999; File No. 000-09092).

*4(a)(2)     Certificate of Amendment to the Amended and Restated Certificate of
             Incorporation of Cheniere (Exhibit 3.2 of Cheniere's Quarterly Report on Form
             10-Q for the quarter ended June 30, 1999; File No. 000-09092).

*4(b)        By-laws of Cheniere as amended through April 7, 1997 (Exhibit 3.2 of
             Cheniere's Annual Report on Form 10-K for the year ended December 31, 1998;
             File No. 000-09092).

*4(c)        Specimen Common Stock Certificate (Exhibit 4.1 to Cheniere's Registration
             Statement on Form S-1 dated August 27, 1996; File No. 333-10905).

*4(d)        Cheniere Energy, Inc. Nonqualified Stock Option Agreement for Ron A. Krenzke
             (Exhibit 10.26 to Cheniere's Annual Report on Form 10-K for the year ended
             December 31, 1999; File No. 000-09092).

 5           Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

23(a)        Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit 5).

23(b)        Consent of PricewaterhouseCoopers LLP

_________________________________
* Incorporated by reference as indicated.

ITEM 9.  UNDERTAKINGS.

(a)      Cheniere hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement ;

     Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by them pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Cheniere hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cheniere pursuant to the foregoing provisions, or otherwise, Cheniere has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cheniere of expenses incurred or paid by a director, officer or controlling person of Cheniere in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cheniere will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of April, 2000.

                                  CHENIERE ENERGY, INC.


                                  By: /s/ MICHAEL L. HARVEY
                                      ---------------------
                                  Name:  Michael L. Harvey
                                  Title: President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 28th day of April, 2000.

Name and Signature                           Title                                                 Date
------------------                           -----                                                 -----
/s/ CHARIF SOUKI                             Chairman of the Board                                 April 28, 2000
----------------------------
Charif Souki

/s/ MICHAEL L/ HARVEY                        President and Chief Executive Officer,                April 28, 2000
----------------------------                 Director (Principal Executive Officer)
Michael L. Harvey

/s/ WALTER L. WILLIAMS                       Vice Chairman                                         April 28, 2000
----------------------------                 Director
Walter L. Williams

/s/ DON A. TURKLESON                         Chief Financial Officer, Secretary and                April 28, 2000
---------------------------                  Treasurer (Principal Financial and
Don A. Turkleson                             Accounting Officer)


/s/ WILLIAM D. FORSTER                       Director                                              April 28, 2000
----------------------------
William D Forster

/s/ KENNETH R. PEAK                          Director                                              April 28, 2000
----------------------------
 Kenneth R. Peak

/s/ CHARLES M. REIMER                        Director                                              April 28, 2000
----------------------------
Charles M. Reimer

                                 EXHIBIT INDEX



                                                                                                       SEQUENTIALLY
                                                                                                         NUMBERED
EXHIBIT NO.                    DESCRIPTION AND LOCATION                                                    PAGES*
-------------                  ------------------------                                                 ------------
5               Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

23(a)           Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit 5).

23(b)           Consent of PricewaterhouseCoopers LLP

---------------------------------------------
*  Included in manually signed original only